Exhibit 99.1

Cadence Financial Corporation Reports 2007 Results

STARKVILLE, Miss.--(BUSINESS WIRE)--Cadence Financial Corporation (NASDAQ: CADE), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $3.5 million, or $0.29 per diluted share, for the fourth quarter of 2007 and $9.8 million, or $0.82 per diluted share, for the year ended December 21, 2007.

“We experienced a 7% increase in net interest income in the fourth quarter due to the continued growth in our loan portfolio,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “Total loans rose 9.4% to a record $1.3 billion compared with the prior year due primarily to the contribution from our newer markets in Tennessee and Alabama.”

Fourth Quarter Results

Net interest income rose to $14.6 million in the fourth quarter of 2007 compared with $13.6 million in the fourth quarter of 2006. The growth in net interest income was due to a 9.2% increase in average earning assets partially offset by a 6 basis point decrease in net interest margin.

“We experienced pressure on our margins in the fourth quarter due to the 50 basis point rate cut from the Federal Reserve and the continuation of high deposit costs,” continued Mr. Mallory. “We offset a portion of our funding costs in the fourth quarter by utilizing a higher percentage of wholesale funds that are currently less expensive than retail deposits and reprice more quickly. We believe this strategy will benefit our margins as rates continue to decline, as evidenced by the recent 75 basis point cut by the Federal Reserve. At the end of the fourth quarter, we had approximately $190 million in wholesale funding at floating rates.”

Total interest income rose 8.7% to $30.9 million for the fourth quarter of 2007 compared with $28.5 million in the fourth quarter of 2006. Interest and fees on loans increased 11.8% to $25.3 million due to a $183.9 million increase in average loan balances partially offset by a 29 basis point decline in average yields compared with the fourth quarter of 2006. Interest and dividends on investment securities rose 0.4% to $5.4 million compared with the fourth quarter of 2006 due to a 23 basis point increase in yields partially offset by a $20.4 million decrease in the average balance of investment securities.

Cadence’s provision for loan losses was $2.9 million in the fourth quarter of 2007 compared with $500,000 in the same period last year. The increase in the provision for loan losses was primarily related to a softening in certain real estate sectors and a general softening in the economy. At the end of the fourth quarter of 2007, the allowance for loan losses was $14.9 million, or 1.1% of total loans, compared with $12.2 million, or 1% of total loans, in the fourth quarter of 2006. Net interest income after provision for loan losses declined 10.6% to $11.7 million in the fourth quarter of 2007 compared with $13.1 million for the fourth quarter of 2006. The Company is maintaining its allowance for loan losses at the maximum level supported by its evaluation of allowance adequacy.

“Our loan growth slowed in the fourth quarter due to lower demand from business customers and a general softening in real estate markets,” continued Mr. Mallory. “Total loan growth was up about 1% from the third quarter of 2007 with most of the new loans being generated in our real estate portfolio.

“We increased our provision for loan losses by approximately $850,000 higher than our initial estimate for the fourth quarter as an additional precaution to reflect the continuing softness in the economy. The overall increase in the provision for loan losses had the effect of increasing our coverage ratio of loan loss allowance to non-performing loans to 163% in the fourth quarter from 125% in the third quarter of 2007. As of December 31, 2007, the ratio of non-performing assets to total loans was 1.5%, down slightly compared with the ratio at September 30, 2007.”

Non-interest income grew in the fourth quarter of 2007 in the following areas: service charges, trust department income, insurance commissions, mortgage loan fees and gains on securities. These increases were offset by a decline in other non-interest income to $1.1 million in the fourth quarter of 2007 compared with $1.7 million for the same period in 2006. The 2006 results included the sale of the Company’s credit card portfolio for a $488,000 gain and an $85,000 gain attributable to the sale of a real-estate parcel. Total non-interest income declined 2.7% to $5.9 million in the fourth quarter of 2007 compared with $6.1 million in the fourth quarter of 2006.

“We made solid progress in growing non-interest income in 2007,” continued Mr. Mallory. “Service charges rose 5% to $2.4 million in the fourth quarter due to higher collected account fees, trust department income was up almost 9% to $737,000 due to higher assets under management, and we experienced double digit growth in insurance commissions and mortgage fee income. We believe we have continued opportunities to grow non-interest income as we expand our mortgage operations into our newer markets.”

Non-interest expenses were down 3.2% to $13.1 million compared with the fourth quarter of 2006. The reduction in expenses benefitted from lower salary and employee benefits, and other operating expenses.

Income before taxes was $4.5 million in the fourth quarter of 2007 compared with $5.6 million in the fourth quarter of 2006. Income tax expense was $1.1 million for the fourth quarter of 2007 compared with $1.3 million in the fourth quarter of 2006. The effective tax rate for the fourth quarter of 2007 declined slightly to 23.5% compared with 23.8% in the same period last year.

Net income for the fourth quarter of 2007 was $3.5 million, or $0.29 per diluted share, compared with net income of $4.3 million, or $0.36 per diluted share, in the fourth quarter of 2006.

Return on average assets was 0.7% in the fourth quarter of 2007 compared with 0.9% last year. Return on average equity was 7.2% in the fourth quarter of 2007 compared with 9.0% in the fourth quarter of 2006.

2007 Annual Results

Net income for 2007 was $9.8 million, or $0.82 per diluted share, compared with $14.2 million, or $1.37 per diluted share, in 2006. Diluted weighted average shares outstanding increased 15.4% to 11.9 million in 2007 from 10.3 million in 2006. Income for 2007 was negatively impacted by $0.30 per share as a result of the first quarter SFAS 159 restatement resulting in the recognition of an impairment loss on certain securities.

Net interest income rose 13.4% to $57.3 million in 2007 compared with $50.5 million in 2006.

Cadence’s provision for loan losses was $8.1 million in 2007 compared with $1.7 million last year. Net interest income after provision for loan losses rose to $49.1 million in 2007 compared with $48.8 million in 2006.

Other income declined to $17.5 million in 2007 compared with $20 million in 2006. The 2007 results reflect the restatement of the first quarter’s results related to the Cadence’s decision to rescind its application of SFAS 159 to the securities previously reclassified from the available for sale account to the trading account as reported in its first quarter 2007 press release and Form 10-Q. As a result, Cadence restated first quarter net income to $103,000, or $0.01 per share, from previously reported net income of $3.7 million, or $0.31 per share. The 2006 results included a non-cash, non-operating impairment charge of $2.0 million related to certain Fannie Mae and Freddie Mac preferred stock. This was partially offset by a gain of $842,000 on the early extinguishment of approximately $13 million of Federal Home Loan Bank borrowings, a gain of $488,000 due to the sale of the Cadence’s credit card portfolio, and a $85,000 gain attributable to the sale of a real-estate parcel. These transactions represented a net loss of $377,000, or $0.04 per diluted share after tax in 2006.

Non-interest expenses were up 8.8% to $54.0 million in 2007 compared with $49.7 million in 2006. The increase reflected the full year expenses of two acquisitions and new branches opened during the year.

Book value per share was $16.33 at December 31, 2007, and $16.15 at December 31, 2006. Shareholders’ equity was $194.4 million and $192.0 million at December 31, 2007 and 2006, respectively.

2008 Expectations

Cadence expects earnings for 2008 to be in the range of $1.15 to $1.25 per diluted share compared with $0.82 per diluted share reported in 2007. The 2008 earnings estimate is based on a declining interest rate environment, lower loan growth and a softer economy compared with 2007.

Expectations for the first quarter of 2008 are for earnings to be in the range of $0.27 - $0.31 per share. Cadence’s 2007 first quarter earnings were $0.01 per diluted share.

Conference Call

Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its fourth quarter results conference call to be held tomorrow, January 25, 2008. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 11:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $2.0 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31,

($ in thousands, except share data)

	2007	2006
ASSETS:

Cash and Due From Banks	$ 36,729	$ 41,124
Interest Bearing Deposits Due From Banks	12,250	17,576
Total Cash and Due From Banks	48,979	58,700

Securities:
Securities Available-for-Sale	420,245	425,102
Securities Held-to-Maturity	22,846	23,478
Total Securities	443,091	448,580

Federal Funds Sold and
Securities Purchased Under Agreements To Resell	3,418	24,804

Other Earning Assets	18,358	17,554

Loans	1,337,847	1,222,946
Less: Allowance for Loan Losses	(14,926)	(12,236)
Net Loans	1,322,921	1,210,710

Premises and Equipment, Net	35,908	32,535
Interest Receivable	13,200	12,345
Other Real Estate Owned	10,678	4,561
Goodwill and Other Intangibles	69,738	72,075
Other Assets	17,864	18,817
Total Assets	$ 1,984,155	$ 1,900,681

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$ 171,403	$ 178,018
Interest-Bearing Deposits	1,254,163	1,282,505
Total Deposits	1,425,566	1,460,523
Interest Payable	4,632	6,880
Federal Funds Purchased and
Securities Sold Under Agreements to Repurchase	107,060	80,838
Federal Home Loan Bank Borrowings	209,690	110,666
Subordinated Debentures	30,928	37,114
Other Liabilities	11,909	12,662
Total Liabilities	1,789,785	1,708,683

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,901,132 Shares at December 31, 2007 and 11,888,932 Shares at December 31, 2006

	11,901	11,889
Surplus and Undivided Profits	184,094	186,802
Accumulated Other Comprehensive Income (Loss)	(1,625)	(6,693)
Total Shareholders' Equity	194,370	191,998
Total Liabilities and Shareholders' Equity	$ 1,984,155	$ 1,900,681

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
	2007	2006	2007	2006
INTEREST INCOME:

Interest and Fees on Loans	$ 25,264	$ 22,605	$ 99,591	$ 74,182
Interest and Dividends on Investment
Securities	5,425	5,402	21,552	21,500
Other Interest Income	250	444	970	1,312
Total Interest Income	30,939	28,451	122,113	96,994

INTEREST EXPENSE:

Interest on Deposits	12,217	11,822	49,945	35,992
Interest on Borrowed Funds	4,133	2,996	14,900	10,520
Total Interest Expense	16,350	14,818	64,845	46,512
Net Interest Income	14,589	13,633	57,268	50,482
Provision for Loan Losses	2,851	500	8,130	1,656
Net Interest Income After Provision for Loan Losses
	11,738	13,133	49,138	48,826

OTHER INCOME:

Service Charges on Deposit Accounts	2,405	2,291	9,295	8,878
Trust Department Income	737	679	2,558	2,341
Insurance Commission and Fee Income	1,165	979	4,999	4,441
Mortgage Loan Fee Income	381	328	1,690	876
Other Non-Interest Income	1,144	1,744	4,057	5,416
Gains (Losses) on Securities - Net	72	45	(17)	66
Impairment Loss on Securities	-	-	(5,097)	(2,025)
Total Other Income	5,904	6,066	17,485	19,993

OTHER EXPENSE:

Salaries and Employee Benefits	7,312	7,827	30,707	28,766
Net Premises and Fixed Asset Expense	2,064	1,904	8,372	6,815
Other Operating Expense	3,742	3,823	14,963	14,101
Total Other Expense	13,118	13,554	54,042	49,682

Income Before Income Taxes	4,524	5,645	12,581	19,137
Applicable Income Tax Expense	1,061	1,346	2,788	4,984
Net Income	$ 3,463	$ 4,299	$ 9,793	$ 14,153

Earnings Per Share:
Basic	$ 0.29	$ 0.36	$ 0.82	$ 1.37
Diluted	$ 0.29	$ 0.36	$ 0.82	$ 1.37

Average Weighted Shares:
Primary	11,894,999	11,882,826	11,895,557	10,322,821
Diluted	11,905,632	11,886,625	11,914,499	10,328,908
CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED DECEMBER 31:	2007	2006

Net Earnings	$3,463	$4,299
Basic and Diluted Earnings Per Share	0.29	0.36
Cash Dividends Per Share	0.25	0.25

ANNUALIZED RETURNS
Return on Average Assets	0.7%	0.9%
Return on Average Equity	7.2%	9.0%

FOR THE TWELVE MONTHS ENDED DECEMBER 31:	2007	2006

Net Earnings	$9,793	$14,153
Basic and Diluted Earnings Per Share	0.82	1.37
Cash Dividends Per Share	1.00	1.00

ANNUALIZED RETURNS
Return on Average Assets	0.5%	0.9%
Return on Average Equity	5.1%	9.0%

SELECTED BALANCES AT DECEMBER 31:	2007	2006

Total Assets	$1,984,155	$1,900,681
Deposits and Securities Sold Under Agreements to Repurchase
	1,474,276	1,491,361
Loans	1,337,847	1,222,946
Total Securities	443,091	448,580
Shareholders' Equity	194,370	191,998
Closing Market Price Per Share	14.59	21.67
Book Value Per Share	16.33	16.15
Tangible Equity	124,632	119,923
Tangible Book Value Per Share	10.47	10.09
CADENCE FINANCIAL CORPORATION

($ in thousands)

	12/31/2007	9/30/2007	12/31/2006
LOAN BALANCES BY TYPE:
Commercial and Industrial	$233,055	$233,507	$232,338
Personal	34,702	33,437	36,325
Real Estate:
Construction	281,391	268,416	211,220
Commercial Real Estate	573,387	570,047	515,029
Real Estate Secured by Residential Properties	130,432	132,123	144,691
Mortgage	35,392	36,362	43,557
Total Real Estate	1,020,602	1,006,948	914,497
Other	49,488	49,581	39,786
Total	$1,337,847	$1,323,473	$1,222,946

ASSET QUALITY DATA:
Nonaccrual Loans	$3,585	$5,818	$1,470
Loans 90+ Days Past Due	5,552	4,652	1,262
Total Non-Performing Loans	9,137	10,470	2,732
Other Real Estate Owned	10,678	9,661	4,561
Total Non-Performing Assets	$19,815	$20,131	$7,293

Non-Performing Loans to Total Loans	0.7%	0.8%	0.2%
Non-Performing Assets to Total Loans	1.5%	1.5%	0.6%
Allowance for Loan Losses to Non-Performing Loans	163.4%	124.9%	444.9%
Allowance for Loan Losses to Total Loans	1.1%	1.0%	1.0%
Classified Assets to Capital	25.6%	17.9%	14.0%
Classified Loans to Total Loans	2.9%	1.9%	1.8%
Loans 30+ Days Past Due to Total Loans (loans not included in non-performing loans)	1.9%	1.5%	1.0%
Net Chargeoffs to Average Loans YTD	0.4%	0.4%	0.2%

NET CHARGEOFFS FOR QUARTER	$1,003	$2,194	$811

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$285	$319	$364
CADENCE FINANCIAL CORPORATION

LOANS AND DEPOSITS BY STATE/REGION

AS OF DECEMBER 31, 2007:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	30%	10%	6%	29%	12%	10%	3%	100%

DEPOSITS	62%	11%	1%	13%	4%	6%	3%	100%

AS OF DECEMBER 31, 2006:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	34%	9%	5%	29%	6%	10%	6%	100%

DEPOSITS	60%	12%	0%	16%	1%	6%	5%	100%
REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

	12/31/2007		9/30/2007
	Balance	% of Total	Balance	% of Total
Mississippi	$ 245,269	24%	$ 242,291	24%
Tuscaloosa	102,759	10%	107,330	11%
Birmingham	68,552	7%	64,828	6%
Memphis	250,402	25%	247,264	25%
Middle Tennessee	140,707	14%	128,494	13%
Florida	126,296	12%	121,525	12%
Georgia	40,560	4%	49,793	5%
Administration	46,057	5%	45,423	5%
Total	$ 1,020,602	100%	$ 1,006,948	100%
CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS
($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	9/30/07	12/31/07	12/31/06
EARNING ASSETS:
Net loans	$ 1,332,581	$ 1,148,698	$ 1,306,073	$ 1,284,762	$ 973,466
Federal funds sold and other interest-bearing assets
	21,107	33,669	11,796	19,384	25,893
Securities:
Taxable	331,054	350,333	336,143	335,564	343,515
Tax-exempt	107,906	109,017	102,541	104,995	116,328
Totals	1,792,648	1,641,717	1,756,553	1,744,705	1,459,202

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,243,667	1,207,480	1,225,884	1,248,812	1,061,250
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities

	347,726	224,072	331,630	293,087	207,927
Totals	1,591,393	1,431,552	1,557,514	1,541,899	1,269,177

Net amounts	$ 201,255	$ 210,165	$ 199,039	$ 202,806	$ 190,025

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	9/30/07	12/31/07	12/31/06
EARNING ASSETS:
Net loans	$ 25,264	$ 22,605	$ 25,703	$ 99,591	$ 74,182
Federal funds sold and other interest-bearing assets
	250	444	122	970	1,312
Securities:
Taxable	4,296	4,300	4,377	17,173	16,641
Tax-exempt	1,129	1,102	1,074	4,379	4,859
Totals	30,939	28,451	31,276	122,113	96,994

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	12,217	11,822	12,321	49,945	35,992
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities

	4,133	2,996	4,315	14,900	10,520
Totals	16,350	14,818	16,636	64,845	46,512

Net amounts	$ 14,589	$ 13,633	$ 14,640	$ 57,268	$ 50,482

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06	9/30/07	12/31/07	12/31/06
EARNING ASSETS:
Net loans	7.52	7.81	7.81	7.75	7.62
Federal funds sold and other interest-bearing assets
	4.70	5.23	4.10	5.00	5.07
Securities:
Taxable	5.15	4.87	5.17	5.12	4.84
Tax-exempt	4.15	4.01	4.16	4.17	4.18
Totals	6.85	6.88	7.06	7.00	6.65

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	3.90	3.88	3.99	4.00	3.39
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities

	4.72	5.30	5.16	5.08	5.06
Totals	4.08	4.11	4.24	4.21	3.66

Net margin	3.23	3.29	3.31	3.28	3.46

Note: Yields on a tax equivalent basis would be:

Tax-exempt securities	6.39	6.17	6.39	6.42	6.43
Total earning assets	6.98	7.10	7.35	7.13	6.83
Net margin	3.36	3.44	3.44	3.42	3.64

Tax equivalent income (in thousands)
	$ 608	$ 593	$ 578	$ 2,358	$ 2,616

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258